FY 2022 Investor Update February 2023

SAFE HARBOR STATEMENTS Forward-Looking Statements: Certain statements in this presentation may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations, primarily with respect to our future operating, financial and strategic performance. These statements generally are accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to continued uncertain financial and economic conditions; our achievement of certain expected revenue results, including as a result of factors or events that are unexpected or otherwise outside of our control; our ability to generate sufficient cash flows to service our debt and other obligations and our ability to access capital, including debt or equity; general economic or business conditions affecting the radio broadcasting industry which may be less favorable than expected, decreasing spending by advertisers; changes in market conditions which could impair our intangible assets and the effects of any material impairment of our intangible assets; our ability to execute our business plan and strategy; our ability to attract, motivate and/or retain key executives and associates; increased competition in the radio broadcasting industry and our ability to respond to changes in technology in order to remain competitive; shift in population, demographics, audience tastes and listening preferences; disruptions or security breaches of our information technology infrastructure; the impact of current, pending or future legislation and regulations, antitrust considerations, and pending or future litigation or claims; changes in regulatory or legislative policies or actions or in regulatory bodies; changes in uncertain tax positions and tax rates; changes in the financial markets; changes in capital expenditure requirements; changes in interest rates; or the possibility that we may be unable to achieve any expected cost-saving or operational synergies in connection with any acquisitions or business improvement initiatives, or achieve them within the expected time periods. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matter could significantly alter our actual results or our operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise. Non-GAAP Measures: In addition to U.S. GAAP financial measures, this presentation includes certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP and may differ from non-GAAP measures used by other companies in our industry. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of unusual events, as well as factors that do not directly affect what we consider to be our core operating performance. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may differ from similar measures presented by other companies. With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking Adjusted EBITDA to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the amounts required to reconcile such measure. The unavailable information could have a significant impact on the company's future financial results. All reconciliations of non-GAAP financial measures to the most directly comparable GAAP measure are set forth in the Appendix to this presentation. 2

# FULL YEAR 2022 EARNINGS KEY HIGHLIGHTS

## CONTINUED STRONG EXECUTION OF STRATEGIC PLAN RESULTING IN SOLID FINANCIAL RESULTS DESPITE GROWING MACROECONOMIC HEADWINDS

**+4.0%**
Total Revenue Growth
(driven by growth in digital, political and local)

**+12.2%**
Digital Revenue Growth
(with digital now representing 15% of revenue, up from 7% in 2019)

**+23.1%**
Adjusted EBITDA Growth
(from $134.9 mm to $166.0 mm)

**$78.5M**
Cash from Operations
(in addition to $69 mm in 2021 and $33 mm in 2020)

**3.7x**
Net Leverage Ratio
(down from 4.7x at 12/31/21, lowest in a decade and best among peers)

**~270bps**
Adjusted EBITDA Margin Improvement

## CAPITAL ALLOCATION STRATEGY INCLUDING DEBT REDUCTION & RETURN OF CAPITAL

**$86.5M**
Debt Repurchased
($74.0 mm retired through open market repurchases at average price of 93.9% of par)

**$31.8M**
Shares Repurchased
(~12% of 12/31/21 shares outstanding; $18.2 mm capacity remaining under authorization)

Continued Focus on
**<3.5x**
Long-Term Net Leverage Target

NOTE: Growth rates and margin improvement noted above are 2022 vs. 2021 periods. Reconciliations to Non-GAAP metrics, including Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage, can be found in the appendix beginning on page 10

3

2020 2021 2022 $815 $916 $954 STRATEGY EXECUTION & POST-PANDEMIC RECOVERY DELIVERING STRONG FINANCIAL RESULTS TOTAL REVENUE ($ MM) $82 $135 $166 2020 2021 2022 ADJUSTED EBITDA ($ MM) +17% Growth +19% (ex-political) +102% Growth +155% (ex-political) Margin 10.1% Margin 14.7% Margin 17.4% 4 NOTE: Reconciliations to Non-GAAP metrics, including Adjusted EBITDA and Adjusted EBITDA Margin, can be found in the appendix beginning on page 10

$711 $629 $612 YE 2020 YE 2021 YE 2022 8.7x 4.7x 3.7x < 3.5x CONTINUED FOCUS ON DE-LEVERAGING PROVIDING SIGNIFICANT FINANCIAL FLEXIBILITY Long-term Target Net Leverage Ratio Cash $272 $177 $107 NET DEBT AND NET LEVERAGE ($ MM) DELIVERY OF SUBSTANTIAL & ONGOING DE-LEVERAGING FOCUS ON RETURN OF CAPITAL AND DEBT PAYDOWN SIGNIFICANT ADDITIONAL LIQUIDITY Achieved net debt reduction of ~$650 mm (~50% of outstanding amount) since June 2018 Repurchased $31.8 mm of common shares in 2022 with $18.2 mm additional capacity under previously announced authorization for share repurchases 2022 debt paydown of $86.5 mm, $74.0 mm of which paid down at average price of 93.9% of par Cash of $107 mm and availability under ABL facility of $95 mm as of 12/31/22 to further execute multi- pronged capital allocation strategy 5 Target NOTE: Reconciliations to Non-GAAP metrics, including Net Leverage, can be found in the appendix beginning on page 10

# CUMULUS MEDIA
# 2022 INVESTMENT HIGHLIGHTS

- **Audio-First Media Strategy with Fast-Growing Digital Businesses Driving Sustainable Growth**
  **→ Digital Revenue +12% | Digital Marketing Services +16%, Streaming 12%, Podcasting +11%**

- **Substantial Fixed Cost Reductions Providing Enhanced Operating Leverage**
  **→ ~$90 mm of Fixed Cost Reductions Versus 2019**

- **Delivery of Adjusted EBITDA Growth Despite Challenging Macroeconomic Environment**
  **→ FY 2022 Adjusted EBITDA of $166 mm (+23%) | Margin Expansion of ~270 bps**

- **Continued Cash Flow Generation Resulting in Consistent De-Leveraging Profile**
  **→ Year-End Net Leverage of 3.7x, Down from 4.7x at 2021 Year End | <3.5x Long-Term Target**

- **$50 mm Share Repurchase Program Enhancing Shareholder Returns**
  **→ $31.8 mm of Repurchases Through Q4 2022 | $18.2 mm Authorization Remaining**

- **Substantial Additional Liquidity Resulting in Continued Capital Allocation Optionality**
  **→ Year-End Liquidity of >$200 mm | Flexibility for Accretive M&A and Internal Investments**

NOTE: Reconciliations to Non-GAAP metrics, including Adjusted EBITDA and Adjusted EBITDA Margin and Net Leverage, can be found in the appendix beginning on page 10

6

Appendix: Company Overview

AN AUDIO-FIRST MEDIA COMPANY and delivering highly efficient TRADITIONAL + DIGITAL advertising & marketing SOLUTIONS… connecting tens of thousands of BUSINESSES… Captivating LISTENERS with engaging, multi-platform audio content in every community in the U.S…. with 250+ million potential CUSTOMERS 8

# CUMULUS MEDIA AT A GLANCE

Cumulus Radio STATION GROUP — **404** Stations in **85** Markets

Westwood One — **#1** Network with **~9,400** Affiliates

CUMULUS PODCAST NETWORK — **1.5B+** Annual Podcast Downloads

STREAMING NETWORK — **~5.0B** Annualized Streaming Impressions

C-SUITE CUMULUS MEDIA — **3K+** Digital Marketing Services Clients

## LEADING TALENT & BRANDS

### News/Talk

96.3 News Radio KKOB, WLS 890 AM, WBAP News-Talk 820 AM, WJR 760 AM, SuperTalk 99.7 WTN, Newstalk 105.9 WMAL

Larry O'Connor, Pete Mundo, Rich Valdés, John Phillips, Hakeem Hilton Hill, Steve Cochran

Useful Idiots, The Ben Shapiro Show, The Dan Bongino Show, Mark Levin, Red Eye Radio

### Sports

The Ticket, Jox 94.5 WJOX, WWL 98.1 FM, 104.5 KNBR 680, 104.5 The Zone, The 95.3 FM Ticket, The Ticket WTKA 1050

Kevin Harlan, Rich Eisen, Greg McElroy

NFL, NCAA, Masters, Rome The Jim Rome Show, The Rich Eisen Show

### Music & Entertainment

Power 92 Jams, Q99.7 Atlanta, 92 Pro FM, 92 KQRS, 97 Rock, Lamont & Tonelli, Hawkeye, Smiley Morning Show

Rocsi Christie, Kix Brooks, Kenny Smoov

The Bert Show, The Bob & Tom Show, Kidd Kraddick, Eliott, Steve Gorman Rocks!

9

Appendix: Non-GAAP Reconciliations 10

GLOSSARY OF NON-GAAP TERMS 11 The non-GAAP terms referenced below may be provided on an As-Reported Basis as well as a Same Station Basis. “Adjusted EBITDA” “Adjusted EBITDA Margin” Net income or loss excluding: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any. Adjusted EBITDA margin equals Adjusted EBITDA divided by Net Revenue. “Adjusted EBITDA (ex political)” Adjusted EBITDA excluding the impact of political advertising. “Net debt” “Net leverage” These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to and in conjunction with results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP. Total debt less cash and cash equivalents. Net debt divided by trailing twelve month Adjusted EBITDA

# RECONCILIATIONS TO NON-GAAP TERMS
## NET INCOME TO ADJUSTED EBITDA (AS REPORTED BASIS, 2017-2022, EX. POLITICAL)

| ($ in '000s) | 2017 | 2018 | 2019 | 2020 | 2021 | 2022 |
|---|---|---|---|---|---|---|
| Net (loss) income | $ (206,565) | $ 757,581 | $ 61,257 | $ (59,719) | $ 17,278 | $ 16,235 |
| Income tax (benefit) expense | (163,726) | (189,212) | 22,263 | (19,249) | 2,982 | 3,370 |
| Non-operating expense, including net interest expense | 127,179 | 54,260 | 83,068 | 68,366 | 68,856 | 64,680 |
| Local marketing agreement fees | 10,884 | 4,280 | 3,500 | 3,149 | 1,075 | 44 |
| Depreciation and amortization | 62,239 | 56,106 | 52,554 | 52,290 | 53,545 | 56,386 |
| Stock-based compensation expense | 1,614 | 3,635 | 5,301 | 3,337 | 5,191 | 6,229 |
| Impairment of assets held for sale | - | - | 6,165 | - | - | - |
| Impairment of intangible assets and goodwill | 335,909 | - | 15,563 | 4,509 | - | 15,544 |
| Impairment of capitalized software development costs | - | - | - | 4,139 | - | - |
| (Gain) loss on sale of assets or stations | (2,499) | 261 | (55,403) | 8,761 | (17,616) | (1,537) |
| Reorganization items, net | 31,603 | (466,201) | - | - | - | - |
| Restructuring costs | 19,492 | 13,649 | 18,315 | 14,859 | 14,604 | 8,218 |
| Franchise taxes | 558 | 189 | 786 | 815 | 685 | 765 |
| Loss (gain) on early extinguishment of debt | 1,063 | (201) | (381) | - | (20,000) | (4,496) |
| Non-routine legal expenses | - | - | - | - | 8,257 | 544 |
| **As reported Adjusted EBITDA** | **$ 217,751** | **$ 234,347** | **$ 212,988** | **$ 81,257** | **$ 134,857** | **$ 165,982** |
| Political EBITDA | (5,303) | (18,501) | (5,850) | (23,630) | (4,190) | (16,583) |
| **As reported Adjusted EBITDA, excluding impact of political EBITDA** | **$ 212,448** | **$ 215,846** | **$ 207,138** | **$ 57,627** | **$ 130,667** | **$ 149,399** |

12

13 RECONCILIATIONS TO NON-GAAP TERMS NET INCOME TO ADJUSTED EBITDA (AS REPORTED BASIS, Q4 2021 AND Q4 2022, EX. POLITICAL) ($ in ‘000s) Q4 2021 Q4 2022 Net income (loss) $ 17,639 $ (54) Income tax expense (benefit) 2,925 (4,961) Non-operating expense, including net interest expense 16,697 17,108 Local marketing agreement fees 13 13 Depreciation and amortization 13,749 14,983 Stock-based compensation expense 1,404 1,517 Impairment of intangible assets and goodwill --- 15,544 Loss (gain) on sale of assets or stations 3,044 (452) Restructuring costs 7,657 1,399 Franchise taxes 72 219 Gain on early extinguishment of debt (20,000) (2,620) Non-routine legal expenses 41 21 As reported Adjusted EBITDA $ 43,241 $ 42,717 Political EBITDA (1,252) (7,469) As reported Adjusted EBITDA, excluding impact of political EBITDA $ 41,989 $ 35,248 Net revenue $ 252,304 $ 251,270 Adjusted EBITDA Margin 17.1% 17.0%

RECONCILIATIONS TO NON-GAAP TERMS NET INCOME TO ADJUSTED EBITDA (SAME STATION BASIS, 2019-2020, EX. POLITICAL) 14 2019 2020 Net income (loss) $ 62,705 $ (57,160) Income tax expense (benefit) 22,263 (19,249) Non-operating expense, including net interest expense 83,068 68,366 Local marketing agreement fees 3,500 3,149 Depreciation and amortization 52,522 52,232 Stock-based compensation expense 5,301 3,337 Impairment of assets held for sale 6,165 - Impairment of intangible assets 15,563 4,509 Impairment of capitalized software development costs - 4,139 (Gain) loss on sale of assets or stations (55,427) 7,270 Restructuring costs 18,293 14,839 Franchise taxes 786 815 Gain on early extinguishment of debt (381) - Same Station Adjusted EBITDA $ 214,358 $ 82,247 Political EBITDA (5,738) (23,630) Same Station Adjusted EBITDA, excluding impact of political EBITDA $ 208,620 $ 58,617 ($ in ‘000s)

RECONCILIATIONS TO NON-GAAP TERMS
TOTAL DEBT TO NET DEBT

($ in '000s)	Q2 2018	2018	2019	2020	2021	2022
Total debt	$ 1,300,000	$ 1,243,299	$ 1,023,688	$ 982,247	$ 805,935	$ 719,379
Cash and cash equivalents	37,444	27,584	15,142	271,761	177,028	107,433
Net Debt	**$ 1,262,556**	**$ 1,215,715**	**$ 1,008,546**	**$ 710,486**	**$ 628,907**	**$ 611,946**
LTM Adjusted EBITDA	218,245	234,347	212,988	81,257	134,857	165,982
Net Leverage Ratio	**5.8x**	**5.2x**	**4.7x**	**8.7x**	**4.7x**	**3.7x**

15